SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549
                            ______________________

                                   FORM 8-K


             Current Report Pursuantto Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported)May 5, 2000


                        Flexpoint Sensor Systems, Inc.
            (Exact name of registrant as specified in its charter)

                                   Delaware
                (State or other jurisdiction of incorporation)


                         0-24368                  87-0620425
              (Commission file number)   (IRS employer  identification no.)

            6906 South 300 West, Midvale, Utah               84047
         (Address of principal executive offices)         (Zip code)



                                (801) 568-5111
             (Registrant's telephone number, including area code)



                  This document contains a total of 7 pages.

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

Item 5. Other Events

     Amendment to Purchase and Sale Agreement

     Flexpoint Sensor Systems, Inc. ("Flexpoint") has entered into an amendment to its Purchase and Supply Agreement with Delco Electronics Corporation, a subsidiary of Delphi Automotive Systems LLC ("Delphi"). The Purchase and Supply Agreement provides that Flexpoint will complete development and supply its automobile occupant classification system to Delphi. The occupant classification system is expected to automatically regulate airbag deployment based on weight and size characteristics of automobile passengers. Under the project, Delphi has overall responsibility for providing the electrical interface for the system into the vehicle as well as for the integration of the system into the vehicle's passenger seat and overall sensing system.

      Under the terms of the amendment, Delphi will provide Flexpoint with a $4,100,000 interest free loan. In May 2000, $800,000 was advanced to Flexpoint and an additional $300,000 will be advanced during each of the next eleven months. The loan proceeds are to be used for costs directly related to the Delphi programs. Delphi has the right to withhold future loan amounts in the event Flexpoint is not using its best efforts to successfully implement the occupant classification system or if related milestones are not achieved. In addition, Delphi's non-competition obligation in the Purchase and Supply Agreement was deleted. At Delphi's election, the loan will be repaid either through a rebate on the sales of sensor mats from Flexpoint to Delphi, as payment toward the purchase price of Flexpoint common stock at a price not in excess of $2.23 per share (115% percent of the closing price as of the effective date of the amendment) or some combination of the foregoing which Delphi shall determine at a future date.

      Steve Young Joins Flexpoint's Board of Directors

      On May 20, 2000, Flexpoint's Board of Directors unanimously appointed Steve Young, quarterback for the San Francisco 49ers, to fill a vacancy on Flexpoint's Board of Directors.

      Item 7. Financial Statements, Pro Forma Financial Information and
Exhibits.

         a.      Financial Statements of Businesses Acquired.

                 Not applicable.

         b.      Pro Forma Financial Information.

                 Not applicable.

         c.      Exhibits.


Number        Description
------        ------------

10.1          Amendment 1 to Purchase and Supply Agreement.


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
                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: June 2, 2000
                                 FLEXPOINT SENSOR SYSTEMS, INC.




                                  By    /s/ Douglas M. Odom
                                  ---------------------------------
                                            Douglas M. Odom
                                            President, Chief Executive
                                            Officer and Director